Exhibit 10.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement (Nos. 333-73898 and 333-12208), of Terra Networks, S.A. on Form S-8 of our report dated February 6, 2004, with respect to the financial statements of Terra Networks España, S.A.U., which report appears in the December 31, 2003 Annual Report on Form 20-F of Terra Networks, S.A.:

BDO Audiberia

Madrid, Spain

June 28, 2004